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                                                                    Exhibit 99.2


                    [VION PHARMACEUTICALS, INC. LOGO OMITTED]


                           COMPANY CONTACT:  VION PHARMACEUTICALS, INC.
                                             Howard B. Johnson, President
                                             (203) 498-4210 phone


           VION PRESENTS CLINICAL DATA ON CLORETAZINE(TM) (VNP40101M)
              PHASE I TRIAL OF A WEEKLY SCHEDULE AT ASCO(R) MEETING


NEW HAVEN, CT, JUNE 7, 2004 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP: VION) announced today that initial clinical data from a Phase I trial of a weekly schedule of its anti-cancer agent CLORETAZINE(TM) (VNP40101M) were presented in a poster session at the American Society of Clinical Oncology (ASCO) Annual Meeting in New Orleans, Louisiana.

In the trial, CLORETAZINE(TM) (VNP40101M) was administered intravenously in doses ranging from 80 to 155 mg/m2 weekly for three consecutive weeks. The dose was escalated in cohorts of 3-6 patients. Cycles of three weeks of treatment were repeated every 4 weeks or as tolerated. Data were presented on 23 patients with advanced or metastatic solid tumors or lymphomas, including 22 who had received prior chemotherapy.

CLORETAZINE(TM) (VNP40101M) was well-tolerated in most patients and produced minimal non-hematologic toxicity. The most common adverse events were reductions in blood (platelet and neutrophil) counts. The frequency with which cycles could be repeated was dependent on dose, and two schedules were determined to be appropriate for Phase II trials: 125 mg/m2 weekly three weeks out of every 6 weeks; or 100 mg/m2 weekly three weeks out of every 4 weeks.

No objective responses were observed in the trial, but evidence of anti-tumor effect consisting of stable disease for several cycles or tumor shrinkage was observed in 3 patients.

Dr. Mario Sznol, Vice President, Clinical Affairs, stated, "The preclinical data suggested that a multiple-dose schedule may be preferable for anti-tumor activity. Therefore, the data from this trial, demonstrating that a weekly schedule of CLORETAZINE(TM) (VNP40101M) could be administered to patients, are important for future development of the agent. We hope to commence Phase II trials of the weekly schedule in one or more solid tumors or lymphoma in the future."

Vion has conducted one other Phase I trial of CLORETAZINE(TM) (VNP40101M) in solid tumors, and two Phase I trials in leukemia. A Phase II trial in acute myeloid leukemia and myelodysplastic syndromes is ongoing. CLORETAZINE(TM) (VNP40101M) is a novel DNA-

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damaging alkylating agent with broad spectrum anti-tumor activity in preclinical studies. It was active in selected cell lines resistant to other alkylating agents, including BCNU, cyclophosphamide, and melphalan, and demonstrated good penetration across the blood-brain barrier.

Vion Pharmaceuticals, Inc. is developing novel agents for the treatment of cancer. Vion has two agents in Phase II clinical trials: Triapine(R), a potent inhibitor of a key step in DNA synthesis and CLORETAZINE(TM) (VNP40101M), a unique sulfonylhydrazine alkylating agent. Vion is also developing and has an option to license several heterocyclic hydrazones which have demonstrated potent anti-tumor activity in preclinical studies. Additional agents in preclinical studies include: KS119, a hypoxia-selective compound from the sulfonylhydrazine class and TAPET(R), a modified Salmonella vector used to deliver anti-cancer agents directly to tumors. For additional information on Vion and its product development programs, visit the Company's Internet web site at www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K/A for the year ended December 31, 2003. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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